UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2011

Federal Agricultural Mortgage Corporation
(Exact name of registrant as specified in its charter)

Federally chartered
instrumentality of
the United States	001-14951	52-1578738
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (202) 872-7700

No change
(Former name or former address, if changed since last report)

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Grants of Stock Appreciation Rights

On April 7, 2011 (the “Grant Date”), the Compensation Committee (the “Committee”) of the Board of Directors of Farmer Mac approved grants of stock appreciation rights (“SARs”) to the following officers of Farmer Mac pursuant to the 2008 Omnibus Incentive Plan (the “2008 Plan”):

Officers
Name	Number of SARs Granted
Michael A. Gerber	60,000
Tom D. Stenson	20,000
Timothy L. Buzby	20,000
Jerome G. Oslick	13,000

Each SAR granted represents the right to receive, upon exercise, an amount equal to the excess, if any, of the fair market value of a share of Farmer Mac’s Class C Non-Voting Common Stock, $1.00 par value per share (the “Shares”) on the applicable date of exercise over the grant price.  The grant price for the SARs listed above is $18.77 per Share, which represents the closing price of a Share on the New York Stock Exchange on the Grant Date.  These SARs will vest in three equal annual installments on each of March 31, 2012, 2013 and 2014.

With respect to the grants of SARs, upon a participant’s termination of employment for any reason other than (i) death, (ii) Disability, (iii) Retirement, or (iv) for Cause (as each of those terms is defined in the 2008 Plan), all unvested SARs will be cancelled immediately and vested SARs will remain exercisable for 90 days.  Upon a participant’s Retirement, unvested SARs will continue to vest as scheduled and remain exercisable for five years after Retirement.

In no event will the SARs be exercisable beyond the original expiration date, which is the tenth anniversary of the Grant Date.

The form of SAR Agreement under the 2008 Plan was previously filed as Exhibit 10 to the Current Report on Form 8-K filed on June 11, 2008 and is incorporated herein by reference.

Grants of Restricted Stock

Also on April 7, 2011, the Committee approved grants of restricted shares of Farmer Mac’s Class C Non-Voting Common Stock (the “Restricted Stock”) to the following officers and directors of Farmer Mac pursuant to the 2008 Plan:

Officers
Name	Number of Shares of Restricted Stock Granted
Michael A. Gerber	15,000
Tom D. Stenson	5,000
Timothy L. Buzby	5,000
Jerome G. Oslick	3,300

Directors
Name	Number of Shares of Restricted Stock Granted
Julia Bartling	2,984
Dennis L. Brack	2,984
Richard H. Davidson	2,984
James R. Engebretsen	2,984
Dennis A. Everson	2,984
Sara L. Faivre-Davis	2,984
Ernest M. Hodges	2,984
Brian P. Jackson	2,984
Mitchell A. Johnson	2,984
Lowell L. Junkins	2,984
Glen O. Klippenstein	2,984
Clark B. Maxwell	2,984
Brian J. O’Keane	2,984
John Dan Raines	2,984
Myles J. Watts	2,984

The Restricted Stock listed above granted to directors will vest in full on March 31, 2012 or proportionately to the date of any director’s (i) death, (ii) Disability or (iii) involuntary removal without cause, including replacement as a director by the President of the United States.

The Restricted Stock listed above granted to officers will vest on March 31, 2014, subject to the attainment of the following performance targets:

(a)      Fifty percent (50%) of the Restricted Stock shall vest on March 31, 2014, if it is determined by the Committee that Farmer Mac achieved an annual compounded growth rate of 5% in its outstanding guarantees, loans and commitments for the period beginning on January 1, 2011 and ending on December 31, 2013; and

(b)      Fifty percent (50%) of the Restricted Stock shall vest on March 31, 2014, if it is determined by the Committee that Farmer Mac achieved (i) an annual rate of net charge-offs to the average balance of outstanding guarantees, loans and commitments less than or equal to 20 basis points for the period starting on January 1, 2011 and ending on December 31, 2013, and (ii) an average percentage of total non-performing assets (exclusive of delinquencies of not more than 90 days) to guarantees, loans and commitments of not greater than 2.5% for the period starting on January 1, 2011 and ending on December 31, 2013.

Upon an officer’s termination of employment for any reason other than (i) death, (ii) Disability, or (iii) Retirement, his unvested Restricted Stock will be cancelled immediately.  Upon an officer’s death or disability, unvested Restricted Stock will vest immediately; upon Retirement, unvested Restricted Stock will continue to vest as scheduled.

The form of Restricted Stock Agreement for officers under the 2008 Plan was previously filed as Exhibit 10.1 to Farmer Mac’s Current Report on Form 8-K filed on June 10, 2009.  The form of Restricted Stock Agreement for directors under the 2008 Plan was previously filed as Exhibit 10.2 to Farmer Mac’s Current Report on Form 8-K filed on June 10, 2009.  Both Exhibits are incorporated herein by reference.

Awards of Cash Bonuses

On April 7, 2011, Farmer Mac’s Board of Directors paid the following performance-based cash bonuses to certain members of management in accordance with the terms of Farmer Mac’s existing bonus plan in respect of the performance period running from January 1, 2010 through December 31, 2010:  Michael A. Gerber, $1,013,320; Tom D. Stenson, $424,933; Timothy L. Buzby, $313,208; and Jerome G. Oslick, $299,556.  These bonuses were calculated based on targets for Farmer Mac’s earnings, program asset volume, delinquency rates and net charge-offs, in each case for the period from January 1, 2010 through December 31, 2010, as determined by Farmer Mac’s Board of Directors.

All equity and cash compensation awarded to executive officers as described above are subject to any recoupment or “clawback” policy as may be adopted by the Board of Directors of Farmer Mac, including to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law or regulation.

Employment Agreement with CEO

On April 7, 2011, Farmer Mac entered into an amended and restated employment agreement, effective as of April 1, 2011, with Farmer Mac’s President and Chief Operating Officer, Mr. Michael A. Gerber.  Mr. Gerber has served as Farmer Mac’s President and Chief Executive Officer since March 1, 2009.  Prior to that time, Mr. Gerber served as Farmer Mac’s Acting President and Chief Executive Officer from October 1, 2008 until March 1, 2009, and as a member of Farmer Mac’s Board of Directors from June 2007 until March 1, 2009, including as a member of the Finance Committee and the Marketing Committee.

Under the terms of the employment agreement, Mr. Gerber will receive an annual base salary of $567,000 (the “Base Salary”) and an additional amount of annual incentive salary, which shall be determined in accordance with Farmer Mac’s program for incentive payments for all executive officers, with a target of 100 percent of Base Salary (the “Incentive Salary Target”).  Mr. Gerber is also eligible under the employment agreement to receive long-term incentive compensation in accordance with Farmer Mac’s policies for long-term incentive compensation for senior executives generally, as determined by the Committee in its sole discretion.

Mr. Gerber’s term of employment shall continue until January 1, 2012, unless sooner terminated pursuant to the terms of the employment agreement, and shall renew automatically for successive one-year periods, subject to the affirmative vote of the Board of Directors of Farmer Mac.

In consideration of the benefits provided under the employment agreement, during the period of employment and for a period of two years thereafter Mr. Gerber has agreed to protect Farmer Mac’s confidential information, not to compete with Farmer Mac and not to solicit any officer or certain key employees of Farmer Mac to resign from or compete with Farmer Mac.

In the event of termination by Farmer Mac, other than for cause, Mr. Gerber is entitled to a one-time lump sum payment equal to two years’ Base Salary plus two years’ Base Salary multiplied by the Incentive Salary Target.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:	/s/ Jerome G. Oslick
Name	Jerome G. Oslick
Title	Senior Vice President – General Counsel

Dated:           April 8, 2011